Exhibit 99.1

         Paxar Corporation Reports First Quarter 2004 Results

    WHITE PLAINS, N.Y.--(BUSINESS WIRE)--April 27, 2004--Paxar Corporation (NYSE: PXR) today reported sales of $189 million, net income of $8.7 million and earnings per share of $0.22 for the quarter ended March 31, 2004. In the first quarter of 2003, sales were $163 million, net income was $1.4 million and earnings per share were $0.03. (See attached 2003 Reconciliation of GAAP to Non-GAAP Measures.)
    The Company indicated that sales in the first quarter of 2004 grew approximately 16% over the first quarter of 2003. Organic growth was 6%, the Alkahn acquisition contributed 6% and foreign exchange added 4%.
    Arthur Hershaft, Chairman and Chief Executive Officer, said, "I am very pleased to report that for the first quarter we exceeded our expectations for both sales and earnings. Each of our geographic segments showed growth before the effect of foreign exchange. Strong growth in Asia Pacific resulted from the continuing migration of our customers into this region, where we have a substantial presence. European growth was driven by strong demand and new markets. The Americas was on plan and its growth benefited from the continued successful performance of Alkahn."
    Mr. Hershaft continued, "In 2003, a series of initiatives to consolidate our businesses in North America and Western Europe positioned the Company to improve margins and lower costs. These initiatives were instrumental in this quarter's gross margin improvement over the first quarter of 2003."
    Mr. Hershaft added, "Historically, Paxar has been a leader in providing innovative products and services to its customers and 2004 will be no different. We are collaborating with major U.S. and U.K. retailers in developing their RFID capabilities. We have also introduced our RFID Implementation Kit that is specifically designed as a complete solution for customers who need to initiate RFID capability for the retail supply chain."
    Mr. Hershaft concluded, "As we continue through 2004, we intend to build upon the programs we initiated last year to enhance growth, improve margins, reduce costs and thereby increase value to our shareholders. For the second quarter, we project earnings per share in the range of $0.29 to $0.32 on sales of $202 million to $207 million. For the year, we project earnings per share in the range of $0.98 to $1.08 on sales of $770 million to $785 million. We are not anticipating any restructuring charges in 2004."
    Paxar is a global leader in providing innovative merchandising systems to retailers and apparel customers. Paxar's concept to checkout capabilities, leadership in products and technology, global manufacturing operations, worldwide distribution network and brand recognition are enabling the Company to expand its competitive advantage and market share.
    Statements in this release about the future outlook related to Paxar Corporation involve a number of factors affecting the Company's businesses and operations, which could cause actual future results to differ materially from those contemplated by forward-looking statements. Forward-looking statements include those indicated by words such as "project," "anticipate" and "expect." Affecting factors include general economic conditions, the performance of the Company's operations within its prevailing business markets around the world, as well as other factors set forth in Paxar's 2003 Annual Report on Form 10-K.

    For more information on Paxar call Investor Relations -
914.697.6862 or visit our Company's Web site www.paxar.com.

    - Financial Tables To Follow -



PAXAR CORPORATION
Consolidated Statements of Income (Unaudited)
---------------------------------------------
(in millions, except per share amounts)


                                                        Three Months
                                                            Ended
                                                           March 31,
                                                       ---------------
                                                         2004    2003
                                                       ------- -------
Sales                                                  $188.8  $163.0
Cost of sales                                           116.5   102.0
                                                       ------- -------
    Gross profit                                         72.3    61.0
Selling, general and administrative expenses             58.3    53.2
Integration/restructuring and other costs                   -     3.1
                                                       ------- -------
    Operating income                                     14.0     4.7
Interest expense, net                                     2.7     2.9
                                                       ------- -------
    Income before taxes                                  11.3     1.8
Taxes on income                                           2.6     0.4
                                                       ------- -------
    Net income                                           $8.7    $1.4
                                                       ======= =======

Basic earnings per share                                $0.22   $0.04
Diluted earnings per share                              $0.22   $0.03
                                                       ======= =======

Weighted average shares outstanding:
   Basic                                                 39.3    39.1
   Diluted                                               39.8    39.7
                                                       ======= =======

Ratios
------
  Gross margin                                           38.3%   37.4%
  SG&A to sales                                          30.9%   32.6%
  Operating margin                                        7.4%    2.9%
  Net margin                                              4.6%    0.9%
                                                       ======= =======

Effective tax rate                                       23.0%   23.0%
                                                       ======= =======



PAXAR CORPORATION
Consolidated Balance Sheets
---------------------------
(in millions)

                                                     March   December
                                                       31,       31,
                                                      2004      2003
                                                  ----------- --------
                                                  (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                              $49.9    $64.4
Accounts receivable                                    129.4    127.0
Inventories                                             96.0     94.1
Deferred income taxes                                   11.8     11.8
Other current assets                                    18.9     16.0
                                                  ----------- --------

     Total current assets                              306.0    313.3
                                                  ----------- --------

Property, plant and equipment, net                     163.9    163.8
Goodwill and other intangible, net                     215.0    213.6
Other assets                                            23.8     24.2
                                                  ----------- --------

                                                      $708.7   $714.9
                                                  =========== ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Due to banks                                            $4.0     $4.3
Accounts payable and accrued liabilities               114.2    103.1
Accrued taxes on income                                 11.8     11.8
                                                  ----------- --------

     Total current liabilities                         130.0    119.2
                                                  ----------- --------

Long-term debt                                         163.1    190.3
Deferred income taxes                                   12.0     11.9
Other liabilities                                       15.4     16.2
Shareholders' equity                                   388.2    377.3
                                                  ----------- --------

                                                      $708.7   $714.9
                                                  =========== ========



PAXAR CORPORATION
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
-------------------------------------------------------
(in millions, except per share amounts)

Paxar reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company's presentation of its financial results that are prepared in accordance with GAAP.

Paxar uses the non-GAAP measures presented to evaluate and manage the Company's operations internally. Paxar is also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Company.

The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.



                                                   Three Months
                                                       Ended
                                                      March 31,
                                                  ---------------
                                                    2004    2003
                                                  ------- -------

Sales                                             $188.8  $163.0
                                                  ======= =======

Operating income as reported                       $14.0    $4.7
    Non-GAAP adjustments:
    Integration/restructuring and other costs          -     3.1
                                                  ------- -------

Non-GAAP operating income                          $14.0    $7.8
                                                  ======= =======

Non-GAAP operating margin                            7.4%    4.8%
                                                  ======= =======

Net income as reported                              $8.7    $1.4
    Non-GAAP adjustments, net of taxes:
    Integration/restructuring and other costs          -     2.0
                                                  ------- -------

Non-GAAP net income                                 $8.7    $3.4
                                                  ======= =======

Diluted earnings per share as reported             $0.22   $0.03
    Non-GAAP adjustments, net of taxes:
    Integration/restructuring and other costs          -    0.05
                                                  ------- -------

Non-GAAP diluted earnings per share                $0.22   $0.08
                                                  ======= =======

Weighted average shares outstanding - diluted       39.8    39.7
                                                  ======= =======


    CONTACT: Paxar Corporation
             Investor Relations
             Bob Powers, 914-697-6862